EXHIBIT 21

                               CENTURA BANKS, INC.


                       SUBSIDIARIES OF CENTURA BANKS, INC.




   Subsidiary Name               Location                  Percent Ownership
--------------------------------------------------------------------------------
Centura Bank                   North Carolina                      100%
Centura Capital Trust I        Delaware                            100%